Exhibit 10.3


                                    AGREEMENT


         AGREEMENT dated this __ day of June 2005, by and between DocUCourier Corporation (hereinafter "DocuUCourier"), a Delaware Corporation, with offices located at 1415 Shunk Street, Philadelphia, Pennsylvania 19145 and Matthew N. Manganaro, President of DocUCourier.

         WHEREAS, DocUCourier has filed a Registration Statement with the United States Securities and Exchange Commission (hereinafter the "SEC") on Form SB-2 and has filed an Exhibit 10.2 to such Registration Statement regarding methods of payment of offering expenses; and

         WHEREAS, DocUCourier has certain cash requirements for the next twelve
(12) months (exclusive of offering expenses) and needs a viable plan to meet such requirements.

         NOW, THEREFORE, it is herewith agreed as follows:

         The undersigned, as President of DocUCcourier herewith agrees to defer DOCUCOURIER compensation otherwise payable to him so as to permit DocUCourier to remain viable and further agrees to loan DocUCourier such amounts of funds as he, in his sole and absolute discretion deems reasonable (from a personal and business point of view) to meet DocUCourier's expenses if sufficient revenues are not generated therefore to the extent that gross profits are insufficient to pay DocUCourier's costs and expenses. If and when loaned, the loan will be evidenced by a non-interest bearing unsecured corporate note to be treated as a loan until repaid, if and when DocUCourier has the financial resources to do so.


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         The above constitutes the entire Agreement between the parties hereto.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day of June 2005.

DocUCourier Corporation


/s/
By: _________________________________________
         Matthew N. Manganaro, President

/s/
By: _________________________________________
         Matthew N. Manganaro, Individually